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                            CONFIRMATION OF GUARANTY

                  CONFIRMATION OF GUARANTY dated as of June 15, 1999 by InterDent, Inc., a Delaware corporation (the "GUARANTOR") in favor of Union Bank of California, N.A., as agent (in such capacity, the "AGENT") for the lenders (the "LENDERS") party to the Credit Agreement hereinafter referred to.

                  WHEREAS, Gentle Dental Service Corporation, a Washington corporation ("GDSC") and Gentle Dental Management, Inc., a Delaware corporation ("GDM"),the Agent, and the Lenders, are parties to a Credit Agreement, dated as of September 30, 1998,(the "ORIGINAL CREDIT AGREEMENT");

                  WHEREAS, to guaranty the obligations of GDSC and GDM under the Original Credit Agreement and under the other Loan Documents delivered in connection therewith, the Guarantor executed a Guarantee, dated as of March 12, 1999, in favor of the Agent (as amended, supplemented, restated or otherwise modified from time to time, the "GUARANTEE");

                  WHEREAS, the parties to the Original Credit Agreement are amending and restating the Original Credit Agreement in its entirety, and Dental Care Alliance, Inc., a Delaware corporation, ("DCA") is being added as a borrower (DCA, GDM and GDSC, collectively, the "BORROWERS") pursuant to an Amended and Restated Credit Agreement dated as of June 15, 1999 among the Borrowers, the guarantors named therein, the Lenders, The Chase Manhattan Bank, as syndication agent and the Agent (said agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein are used herein as therein defined); and

                  WHEREAS, as a condition to the Agent and the Lenders amending and restating the Original Credit Agreement and to the addition of DCA as a Borrower, the Lenders have required the execution and delivery of this Confirmation by the Guarantor.

                  NOW, THEREFORE, it is hereby agreed that:

                  1. The Guarantor hereby irrevocably and unconditionally confirms in favor of the Agent that it consents to the terms and conditions of the Credit Agreement and that its Guarantee continues in full force and effect and is and shall continue to be applicable to all of the Obligations and to the Credit Agreement.

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                  2. This Confirmation may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

                  3. This Confirmation shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

                  IN WITNESS WHEREOF, the Guarantor and the Agent have caused this Confirmation to be duly executed by their respective authorized officers as of the day and year first above written.

                                       INTERDENT, INC.

                                       By: /s/ Michael T. Fiore
                                           -------------------------------------
                                           Name: Michael T. Fiore
                                           Title: Co-Chairman and
                                                  Chief Executive Officer


                                       UNION BANK OF CALIFORNIA, N.A., as Agent


                                       By: /s/ Nancy A. Perkins
                                           -------------------------------------
                                           Name:  Nancy A. Perkins
                                           Title: Vice President